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Exhibit 10.72

WORLDSPAN SUPPLEMENTAL SAVINGS PROGRAM
(2004 Statement)

Approved February 10, 2004
But First Effective March 1, 2004

WORLDSPAN SUPPLEMENTAL SAVINGS PROGRAM
(2004 Statement)

TABLE OF CONTENTS

Page
SECTION 1.	INTRODUCTION AND DEFINITIONS			1
	1.1.	Statement of Program
	1.2.	Definitions
		1.2.1.	Account
		1.2.2.	Affiliate
		1.2.3.	Designated Broker
		1.2.4.	Effective Date
		1.2.5.	Employer
		1.2.6.	Participant
		1.2.7.	Program
		1.2.8.	Program Year
		1.2.9.	Termination of Employment
		1.2.10.	Worldspan
SECTION 2.	PARTICIPATION			1
SECTION 3.	CONTRIBUTIONS TO ACCOUNTS			2
	3.1.	Participant Contribution
		3.1.1.	Amount of Participant Contribution
		3.1.2.	Paying into Accounts
	3.2.	Employer Matching Contribution
		3.2.1.	Amount of Contribution
		3.2.2.	Paying into Accounts
	3.3.	Employer Gross Up Payment
		3.3.1.	Amount of Gross Up
		3.3.2.	Payment of Gross Up
SECTION 4.	STATEMENT OF ACCOUNTS			3
	4.1.	Ownership of Account
	4.2.	Account Statements
	4.3.	Distribution Prior to the Participant's Termination of Employment
SECTION 5.	AMENDMENT AND TERMINATION			4
	5.1.	Amendment and Termination
	5.2.	No Oral Amendments
	5.3.	Program Binding on Successors
SECTION 6.	DETERMINATIONS—RULES AND REGULATIONS			4
	6.1.	Determinations
	6.2.	Rules and Regulations
	6.3.	Method of Executing Instruments

i

SECTION 7.	MISCELLANEOUS PROVISIONS		4
	7.1.	Effect on Other Plans
	7.2.	Rules of Document Construction
	7.3.	References to Laws
	7.4.	Effect on Employment
	7.5.	Choice of Law
	7.6.	Not an Employment Contract
	7.7.	Source of Payment
	7.8.	Expenses
	7.9.	Delegation
	7.10.	Errors in Computations

ii

WORLDSPAN SUPPLEMENTAL SAVINGS PROGRAM
(2004 Statement)

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1.    Statement of Program.    Effective March 1, 2004, Worldspan, L.P., a Delaware limited partnership (hereinafter sometimes referred to as "Worldspan" or "Employer") hereby creates a supplemental program as herein set forth.

1.2.    Definitions.    When the following terms are used herein with initial capital letters, they shall have the following meanings:

        1.2.1.    Account—the separate after tax brokerage account established by the Participant with the Designated Broker established with respect to each person who is a Participant in this Program in accordance with Section 2 and to which is contributed the dollar amounts specified in Section 3 and Section 4.

        1.2.2.    Affiliate—a business entity which is affiliated in ownership with Worldspan and is recognized as an Affiliate by Worldspan for the purposes of this Program.

        1.2.3.    Designated Broker—the full-service broker selected by Worldspan for the purposes of this Program. At the inception of this Program, the Designated Broker is JPMorgan Invest.

        1.2.4.    Effective Date—March 1, 2004.

        1.2.5.    Employer—Worldspan, L.P. a Delaware limited partnership and any other Affiliate that has been designated as an Employer for the purposes of this Program by Worldspan.

        1.2.6.    Participant—an employee of an Employer who is eligible to participate in this Program and becomes a Participant in this Program in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in this Program until the date of the Participant's death, Termination of Employment or, if earlier, a decision by an Employer to discontinue an employee's participation in the Program.

        1.2.7.    Program—the bonus program maintained by the Employers established for the benefit of Participants eligible to participate therein, as set forth herein.

        1.2.8.    Program Year—the twelve (12) consecutive month period ending on any December 31.

        1.2.9.    Termination of Employment—a complete severance of an employee's employment relationship with the Employers and all Affiliates, if any, for any reason other than the employee's death. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of that Employer, then Participants who are employed by that Employer and who cease to be employed by the Employer on account of the sale of substantially all the stock or assets of that Employer shall be deemed to have thereby had a Termination of Employment for the purpose of this Program.

        1.2.10.    Worldspan—Worldspan, L.P., a Delaware limited partnership, or any successor thereto.

SECTION 2

PARTICIPATION

        Each employee of an Employer who is "participant" employed in "recognized employment" as those terms are defined in the Worldspan Retirement Savings Plan shall be eligible to elect as provided in Section 3 and shall upon completing that election process become a Participant in this Program.

SECTION 3

CONTRIBUTIONS TO ACCOUNTS

3.1.    Participant Contribution.

        3.1.1.    Amount of Participant Contribution.    Prior to commencement of participation, an employee who is eligible for participation may elect to have contributions withheld from compensation during, subject to the following rules.

  (a)
  An election made by a Participant shall remain in effect unless the election is changed or terminated by the Participant.

  (b)
  The election shall be not less than one percent (1%) nor more than five percent (5%) of the amount of the Participant's compensation in excess of the dollar limitation in effect for that Program Year under Code section 401(a)(17).

  (c)
  Such elected amount shall not be paid to the Participant but instead shall be withheld from pay by the Participant's Employer and remitted directly to the Participant's Account.

  (d)
  The election shall be made in writing upon forms furnished by Worldspan, shall be made at such time as Worldspan shall determine, shall be effective as soon as reasonably possible after it is received by Worldspan and shall conform to such other procedural and substantive rules as Worldspan shall establish.

        3.1.2.    Paying into Accounts.    The Employers shall remit to the Account of the Participant the amount, if any, of compensation the Participant elected to have withheld under Section 3.1.1. Such amount shall be remitted in cash. Such amount shall be remitted as nearly as practicable at the time or times when the compensation would have been paid to the Participant but for the election to contribute to the Program.

3.2.    Employer Matching Contribution.

        3.2.1.    Amount of Contribution.    From time to time there shall be determined for each Participant the amount of contributions made by that Participant under Section 3.1. The Participant's Employer shall contribute one hundred percent (100%) of that amount to the Account of that Participant.

        The Employer's determination of this amount shall be final and binding on all Participants and not subject to review. Prior to the beginning of each Program Year, Worldspan may fix the one hundred percent (100%) for such Program Year at a greater or a lesser percent (including zero) for the succeeding Program Year. Worldspan may from time to time and at any time increase the percentage (prospectively or retroactively) or may decrease the percentage (prospectively only) for a Program Year.

        3.2.2.    Paying into Accounts.    The Employers shall contribute to the Account of each Participant the amount, if any, determined for that Participant under Section 3.2.1. Such contribution shall be in cash. Such amount shall be remitted as nearly as practicable as of the time or times the Participant's contribution upon which it is based is remitted.

3.3.    Employer Gross Up Payment.

        3.3.1.    Amount of Gross Up.    Once each Program Year, before the end of the Program Year, Worldspan shall determine the estimated amount of federal and state income taxes that will be owed by each Participant for that Program Year as a consequence of the contribution to be made for that Program Year pursuant to Section 3.2. Worldspan's good faith determination of this amount shall be final and binding on all Participants and not subject to review.

        3.3.2.    Payment of Gross Up.    On or before the last day of the Program Year, the Employers shall pay to the Participant, as additional compensation, the amount of the gross up payment determined in accordance with Section 3.3.1.

SECTION 4

STATEMENT OF ACCOUNTS

4.1.    Ownership of Account.    The Account shall at all times be the property of the Participant. The Employers shall have no ownership or other interest in the Account. The Participant shall have the unrestricted right of distribution from the Account at all times and under all circumstances (although, as provided in Section 4.3, there may be consequences associated with certain distributions from the Account). The Participant shall have the sole and complete responsibility for the investment of the Participant's Account.

4.2.    Account Statements.    As a condition of receiving the contributions under Section 3, the Participant must provide Worldspan a copy of the Statement for the Participant's Account within ten (10) days following the end of each calendar quarter and shall do so by instructing the Designated Broker to furnish such statement to Worldspan on behalf of the Participant. In addition, Worldspan may request a copy of the Participant's Statement at any time and from time to time and the Participant must provide Worldspan a copy of the Statement within fifteen (15) days of any such request.

4.3.    Distribution Prior to the Participant's Termination of Employment.    If a distribution from the Participant's Account occurs prior to the Participant's Termination of Employment, the Employers shall discontinue all Employer contributions to the Participant's Account until such time that the Participant deposits funds to the Account that are equal to or greater than the amount of the distribution the Participant received. Notwithstanding the foregoing, a distribution may be made from a Participant's Account without the Employers discontinuing Employer contributions to the Participant's Account if the distribution is one of the following:

  1)
  A payment from the Account in satisfaction of a tax levy;

  2)
  A withdrawal from the Account by the Participant for the purpose of making payments in satisfaction of a court order directing the Participant to make payments arising out of a marriage dissolution (including a court order approving a property settlement);

  3)
  A withdrawal from the Account by the Participant for the purpose of making payments of court-ordered child support;

  4)
  A payment from the Account in satisfaction of the execution of a civil judgment against the Participant;

  5)
  A withdrawal from the Account by the Participant for the purpose of paying for costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

  6)
  A withdrawal from the Account by the Participant for the purpose of paying tuition, room and board and related educational fees for the next twelve (12) months of education for the Participant or the Participant's spouse, children or dependents (as defined in section 152 of the Internal Revenue Code).

The burden shall be on the Participant to demonstrate from time to time that distributions inconsistent with the forgoing have not occurred.

SECTION 5

AMENDMENT AND TERMINATION

5.1.    Amendment and Termination.    Worldspan, by action of its Board of Directors, may unilaterally amend the Program prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Program and may likewise terminate this Program in whole or in part.

5.2.    No Oral Amendments.    No modification of the terms of the Program or termination of this Program shall be effective unless it is in writing and signed on behalf of Worldspan by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Program shall be effective to amend the Program.

5.3.    Program Binding on Successors.    Worldspan will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Worldspan), by agreement, to expressly assume and agree to perform this Program in the same manner and to the same extent that Worldspan would be required to perform it if no such succession had taken place.

SECTION 6

DETERMINATIONS—RULES AND REGULATIONS

6.1.    Determinations.    Worldspan shall make such determinations as may be required from time to time in the administration of this Program. Worldspan shall have the discretionary authority and responsibility to interpret and construe the Program and to determine all factual and legal questions under this Program, including but not limited to the entitlement of Participants and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

6.2.    Rules and Regulations.    Any rule not in conflict or at variance with the provisions hereof may be adopted by Worldspan.

6.3.    Method of Executing Instruments.    Information to be supplied or written notices to be made or consents to be given by Worldspan or an Employer pursuant to any provision of this Program may be signed in the name of Worldspan or the Employer, as the case may be, by any officer or by any employee who has been authorized to make such certification or to give such notices or consents.

SECTION 7

MISCELLANEOUS PROVISIONS

7.1.    Effect on Other Plans.    This Program shall not alter, enlarge or diminish any person's employment rights or obligations or rights or obligations under any pension, profit sharing or other plan.

7.2.    Rules of Document Construction.

  (a)
  An individual shall be considered to have attained a given age on such individual's birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

  (b)
  Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word

    "here" shall mean and refer to the entire Program and not to any particular paragraph or Section of the Program unless the context clearly indicates to the contrary.

  (c)
  The titles given to the various Sections of the Program are inserted for convenience of reference only and are not part of the Program, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

  (d)
  Notwithstanding any thing apparently to the contrary contained in the Program, the Program shall be construed and administered to prevent the duplication of benefits provided under this Program and any qualified or nonqualified plan maintained in whole or in part by the Employers.

7.3.    References to Laws.    Any reference in the Program to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

7.4.    Effect on Employment.    Neither the terms of the Program nor the benefits under this Program nor the continuance thereof shall be a term of the employment of any employee. Worldspan and the Employers shall not be obliged to continue this Program. The terms of this Program shall not give any employee the right to be retained in the employment of any Employer.

7.5.    Choice of Law.    This instrument has been executed and delivered in the State of Georgia and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Georgia.

7.6.    Not an Employment Contract.    This Program is not and shall not be deemed to constitute a contract of employment between an Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in an Employer's employ or in any way limit or restrict an Employer's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant in this Program.

7.7.    Source of Payment.    Neither an Employer nor any of its officers in any way secure or guarantee the payment of any contribution to an Account or other payment pursuant to Section 3. Each Participant entitled at any time to payments from an Account shall look solely to the assets of the Account for such payments. Neither an Employer nor any of its officers shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Program by reason of the insolvency of the Employer or of any Account.

7.8.    Expenses.    All expenses of administering this Program shall be borne by the Employers. This shall not, however, extend to the expenses of maintaining the Accounts or transaction costs associated with the Account (which shall be paid from of the Account).

7.9.    Delegation.    No person shall be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Program or pursuant to procedures set forth in the Program.

7.10.    Errors in Computations.    An Employer shall not be liable or responsible for any error in the computation of any amounts payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to an Employer, and used by the Employer in determining the benefit. An Employer shall not be obligated or required to increase the amount payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, any payment which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and the Employer shall be entitled to recover any prior overpayment).

March 18, 2004	Worldspan, L.P.

	By	/s/ MARGARET K. CASSIDY
		Its	Vice President and Associate General Counsel

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WORLDSPAN SUPPLEMENTAL SAVINGS PROGRAM (2004 Statement) Approved February 10, 2004 But First Effective March 1, 2004
TABLE OF CONTENTS